VOTING AGREEMENT

This Voting Agreement (this "Agreement"), dated September 23, 2004, by and among Samgray L.P., Trust created under Article Sixth of the Will of Henrietta Milstein ("Article Sixth Trust"), Stephen E. Milstein, Andrew R. Milstein and Lazer Milstein.

WITNESSETH:

WHEREAS, Samgray L.P., Article Sixth Trust, Stephen E. Milstein, Andrew R. Milstein and Lazer Milstein (each, an "Original Member") are beneficial owners of shares of common stock, $1.00 par value per share, of Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the "Company");

WHEREAS, the Original Members desire to address herein certain relationships between and among themselves with respect to the voting and disposition of their shares of Company Common Stock (hereinafter defined) and various other matters, and desire to vote their shares of Company Common Stock in a coordinated manner as a group;

WHEREAS, Company Common Stock is the only class of issued and outstanding voting securities of the Company; and

WHEREAS, all of the Original Members have confidence in the judgment and ability of Stephen E. Milstein and Andrew R. Milstein to represent them with respect to all votes of their shares of Company Common Stock,

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

(a) "Act" -- shall mean the Securities Act of 1933, as amended.

(b) "Agreement" -- shall mean the herein voting agreement being entered into by the Original Members.

(c) "Company" -- shall mean Burlington Coat Factory Warehouse Corporation, a Delaware corporation.

(d) "Company Common Stock" -- shall mean the common stock, $1.00 par value per share, of the Company.

(e) "Control Group" -- shall mean the Original Members and each other person who hereafter becomes a Member (hereinafter defined). For purposes hereof, the Original Members together with the new Members may be referred to below collectively as "Members." The Control Group shall be designated as such for purposes of this Agreement and for any other purposes deemed appropriate by the Company, such as for the purpose of filing papers with the Securities and Exchange Commission or the New York Stock Exchange, Inc.

(f) "Controlling Member Group" -- shall mean for each Original Member, a group consisting of the Original Member and all direct and indirect transferees of Subject Securities (other than Exempt Shares) from that Original Member.

(g) "Eligible Members" -- shall mean those Non-Transferring Members who are defined as such in Section 3.1(b)(ii) and are eligible to exercise options to acquire Remaining Offered Securities.

(h) "Exempt Shares" -- shall mean those shares defined as such in Section 3.1(a)(ii) below.

(i) "Expiration Date" -- shall mean the earlier of (1) ten (10) years from the execution of this Agreement (or such later date if the Expiration Date is extended by the Members pursuant to Section 2.5(a) below), or (2) the date upon which this Agreement terminates pursuant to the termination procedures set forth in Section 2.5 (b) or (c) below.

(j) "Final Remaining Eligible Members" -- shall mean those Non-Transferring Members who are defined as such in Section 3.1(b)(iv) and are eligible to exercise options to acquire Remaining Offered Securities.

(k) "First Notice" -- shall mean the notice from the Transferring Member which is defined as such in Section 3.1(b)(i) below.

(l) "Fourth Notice" -- shall mean the notice from the Transferring Member which is defined as such in Section 3.1(b)(iv) below.

(m) "Group Member" -- shall mean each person in a particular Controlling Member Group.

(n) "Incapacity" -- shall mean the failure of a Representative, by reason of his mental incapacity, to perform his essential functions hereunder.

(o) "Last Remaining Offered Securities" -- shall mean those which are defined as such in Section 3.1(b)(iv) below.

(p) "Member" -- shall mean (i) each Original Member and (ii) each person who hereafter acquires Subject Securities (hereinafter defined) and agrees in writing to be bound by the terms and conditions of this Agreement pursuant to Article III below; but once an Original Member or such other person no longer owns any Subject Securities, such Original Member or other person shall automatically cease to be a Member.

(q) "Non-Transferring Members" -- shall mean, in connection with all proposed transfers of Subject Securities, all Members other than the Transferring Member.

(r) "Offer" -- shall mean the offer to purchase all of the Last Remaining Offered Securities, as such is defined in Section 3.1(b)(iv) below.

(s) "Offered Securities" -- shall mean those Subject Securities which are defined as such in Section 3.1(b) below.

(t) "Original Members" -- shall mean Samgray L.P., Article Sixth Trust, Stephen E. Milstein, Andrew R. Milstein and Lazer Milstein.

(u) "Ownership" -- a Member shall be deemed to own or to have acquired ownership of a security if such Member is the record owner of such security, except that the Article Sixth Trust shall be deemed to own a security if it is the record or beneficial owner of such security.

(v) "Preliminary Meeting" -- shall mean the meeting of the Representatives to determine the manner in which they will coordinate their vote on matters brought before all stockholders for a vote. The Preliminary Meeting may be in person or by any means of remote communication and may be conducted by the Representatives at any time prior to the vote by all stockholders on the matter.

(w) "Permitted Transferees" -- shall mean, for each Transferring Member, that Transferring Member's Related Persons.

(x) "Related Persons" -- shall mean, with respect to each individual Member, (i) donees, devisees and transferees of Subject Securities from such Member who are ascendants or descendants of, or who is the spouse of, such Member, (ii) the estate of such Member, and (iii) any trust or other entity created by such Member, either inter vivos or by Will, primarily for the benefit of such Member and/or one or more individuals who are ascendants or descendants of, or who is the spouse of, such Member; and shall mean, with respect to any estate, trust, partnership, limited liability company or any other entity that is a Member, (A) any individual Member or Members, (B) any persons who are ascendants or descendants of, or who is the spouse of, such individual Member or Members or of any deceased former Member or Members, (C) the estate of any of the persons listed in (A) or (B) above, (D) any other trust created primarily for the benefit of any of the persons listed in (A) or (B) above, or (E) any other entity in which one or more of the persons listed in (A) or (B) above has a direct or indirect ownership interest.

(y) "Remaining Eligible Members" -- shall mean those Non-Transferring Members who are defined as such in Section 3.1(b)(iii) and are eligible to exercise options to acquire Remaining Offered Securities.

(z) "Remaining Offered Securities" -- shall mean those which are defined as such in Sections 3.1(b)(ii), (iii) and (iv) below.

(aa) "Representatives" -- shall mean Stephen E. Milstein and Andrew R. Milstein, initially; and Lazer Milstein, as a successor Representative, should either of the initial Representatives cease to serve, as provided in Section 2.1.

(bb) "Second Notice" -- shall mean the notice from the Transferring Member which is defined as such in Section 3.1(b)(ii) below.

(cc) "Subject Securities" -- shall mean Company voting securities owned by a Member during the term of this Agreement, other than securities represented by certificates # B0017076 and # B0017253, including Company voting securities of which a Member acquires Ownership as a result of a stock dividend, stock split, reclassification of stock, or recapitalization of Company voting securities. Exempt Shares shall not be deemed to be Subject Securities for purposes of this Agreement, and if any Subject Securities are transferred as Exempt Shares pursuant to Section 3.1(a)(ii) below, such Exempt Shares thereupon automatically shall cease to be Subject Securities.

(dd) "Third Notice" -- shall mean the notice from the Transferring Member which is defined as such in Section 3.1(b)(iii) below.

(ee) "Transferee" -- shall mean a transferee of Offered Securities pursuant to Section 3.1(c) below.

(ff) "Transferring Member" -- shall mean any Member who transfers Subject Securities pursuant to this Agreement.

ARTICLE II

OPERATION OF THE CONTROL GROUP

Section 2.1 Appointment of Representatives. The Members hereby appoint Stephen E. Milstein and Andrew R. Milstein as their initial Representatives to vote all of the Subject Securities owned by the Members during the term of this Agreement, and the Members hereby appoint Lazer Milstein as the successor Representative should either of the initial Representatives die, suffer Incapacity or resign. This Agreement shall constitute an irrevocable proxy coupled with an interest from each Member to the Representatives, separately, which proxy shall remain in effect until the Expiration Date. Each Member shall execute and deliver a proxy to the Representatives in the form of Exhibit A attached hereto. If at the time a Member executes a proxy, the Member owns Exempt Shares in addition to Subject Securities, the Member may modify the proxy to exclude from its scope the said Exempt Shares. If for any reason any Member's aforesaid proxy is deemed not to be effective at the time of a vote of Subject Securities, said Member shall vote its shares of Subject Securities in accordance with the instructions of the Representatives and said Member shall execute a new proxy which will be effective to implement the intent of this Agreement as promptly as possible thereafter.

Section 2.2 Preliminary Meeting of Representatives. Prior to any vote of the stockholders of the Company, there shall be a separate, Preliminary Meeting, of the Representatives to discuss all matters upon which a vote or votes are proposed to be taken with respect to the Subject Securities.

Section 2.3 Voting of the Subject Securities. Subject to the following sentence, either Representative shall have the right to vote the Subject Securities personally and to grant proxies to third parties to do so, but only if such third parties are specifically directed by the Representative in writing how to vote in each instance. However, all Subject Securities shall be voted only in accordance with the unanimous decision of the Representatives, unless only one (1) Representative remains, in which event the decision shall be made by that sole Representative acting alone. If for any reason the two (2) initial Representatives are unable to agree how to vote with respect to any particular matter or matters, either Representative may request that they consult jointly with Lazer Milstein with respect thereto, whereupon they shall do so as promptly thereafter as practicable; and after such consultation Lazer Milstein shall break the deadlock by choosing either the position taken by one of the initial Representatives or the position taken by the other initial Representative. Both initial Representatives thereupon shall adopt the choice made by Lazer Milstein and shall vote the Subject Securities accordingly. Notwithstanding the preceding sentence, the initial Representatives shall designate an individual to replace Lazer Milstein as the deadlock breaker in the event of the death or incapacitation of Lazer Milstein while the initial Representatives are serving, which designation shall be in writing and shall be delivered to the new designee and to all of the Members. Said designation may be made at any time; and said designation may be revoked and a new designee named by the Representatives at any time. If any deadlock occurs when Lazer Milstein is serving as one of the two (2) Representatives, the same procedure shall be followed to break the deadlock, except that for this purpose the third person who will consult with the Representatives and who will decide how to break the deadlock shall be the individual last designated as such by Lazer Milstein and the other Representative, which designation shall be in writing and shall be delivered to the new designee and to all of the Members.

Section 2.4 Death, Incapacity and Resignation. In the event of the death or Incapacity or resignation of one of the initial Representatives, said Representative shall be replaced with Lazer Milstein as the successor Representative. However, if an initial Representative ceases to serve as such due to his Incapacity but such Incapacity shall end while the other initial Representative and Lazer Milstein are serving, the formerly incapacitated Representative thereupon shall replace Lazer Milstein as a serving Representative. In the event of any question as to whether he has suffered Incapacity, each Representative hereby consents to the disclosure to the other Members of the contents of any of his medical records and of any certification of his mental capacity, and he hereby authorizes and directs all of his doctors and other persons charged with his medical care to provide such certification to, and to discuss any of his otherwise protected health information with, the other Members. This consent and authorization applies, without limitation, to any and all information governed by the Health Insurance Portability and Accountability Act of 1996 (a/k/a HIPAA), as amended from time to time.

Section 2.5 Termination.

(a) This Agreement shall automatically terminate on the Expiration Date, unless prior thereto this Agreement is renewed by the unanimous agreement of all of the Members for a subsequent period not longer than ten (10) years, which subsequent period shall be specified by the Members at the time of the renewal, in which event the Expiration Date shall be extended accordingly.

(b) This Agreement may be terminated at any time in writing by Members holding eighty-five percent (85%) of Subject Securities.

(c) This Agreement shall automatically terminate at such time as (i) fewer than two (2) Representatives are serving as such, either because of death, Incapacity, resignation or otherwise or (ii) the Subject Securities represent less than a majority of the aggregate voting power of all voting securities of the Company from time to time outstanding.

ARTICLE III

TRANSFER OF SUBJECT SECURITIES

Section 3.1 Transfer of Securities and Right of First Refusal.

    (i) Each Member may transfer any number of Subject Securities to one or more of such Member's Permitted Transferees at any time, provided that each such Permitted Transferee first agrees in writing to hold such Subject Securities subject to all of the terms and provisions of this Agreement, to be bound as a Member pursuant to this Agreement, and to sign a counterpart to this Agreement or such other document as the Members may reasonably require evidencing such agreement, including but not limited to a proxy to the Representatives in the form of Exhibit A hereto.

    (ii) In addition to transfers by Members to Permitted Transferees as provided in Section 3.1(a)(i), each Controlling Member Group may transfer seventy-five thousand (75,000) shares of Subject Securities in the aggregate in any twelve (12) month period free from the provisions of this Agreement ("Exempt Shares") provided that the Exempt Shares are referred to as "Exempt Shares" at the time of the transfer and that written notice of the transfer of the specific number of Exempt Shares to the specified transferee is delivered by the Member to the Company and to one of the Representatives at the time of the transfer or within two (2) business days thereafter. Upon the transfer of the Exempt Shares, they automatically shall cease to be Subject Securities. The Representative thereupon shall convey such notice to all then current Members. In the event an Original Member transfers shares of Subject Securities to one or more persons in such Member's Controlling Member Group who become Members by agreeing to be bound by the terms of this Agreement, the number of Exempt Shares, if any, that each such Group Member receiving such Subject Securities shall be authorized to transfer in any twelve (12) month period shall be allocated as such Transferring Member shall designate in writing, or failing such designation, in the same proportion as the number of shares of Subject Securities transferred to the said Group Member bears to the total number of shares of Subject Securities held by all the members of the Controlling Member Group. Similarly, in the event of a future transfer of Subject Securities by said Group Member to one or more persons in said Controlling Member Group, said transferring Group Member shall have the right to allocate to the new Group Member transferees the right to sell Exempt Shares, but here the allocation shall be based on the number of Exempt Shares that the transferring Group Member was authorized to transfer at the time of the transfer, rather than the seventy-five thousand (75,000) Exempt Shares available to the Original Member's Controlling Member Group. Finally, any Group Member possessing the right to sell any Exempt Shares may transfer such right, in full or in part and at any time, separate from any transfer of Subject Securities, to one or more persons in said Group Member's Controlling Member Group, for any consideration or no consideration. Notwithstanding anything set forth above, a Member may transfer Exempt Shares to one or more of such Member's Permitted Transferees pursuant to this Section 3.1(a)(ii), in which event the Permitted Transferees shall not be required to fulfill the requirements set forth in Section 3.1(a)(i).

    In the event any Member intends to transfer Subject Securities in excess of the number of Exempt Shares allocated to such Member in any twelve (12) month period to persons or entities other than Permitted Transferees, the Non-Transferring Members shall have a right of first refusal to acquire the number of such Subject Securities in excess of the Exempt Shares (the "Offered Securities"). Such right of first refusal may be enforced by specific performance. The right of first refusal procedure will be as follows:
            Each Non-Transferring Member must be given written notice by the Transferring Member (the "First Notice") of its intent to transfer the Offered Securities, which First Notice must contain the price and all other material terms and conditions of the proposed transfer and must set forth the name of every Non-Transferring Member and the number of shares of Subject Securities owned of record by each Non-Transferring Member. Upon the delivery of the First Notice from the Transferring Member, the Non-Transferring Members shall have separate options to purchase, at the price per share and on the terms and conditions set forth in the First Notice, the Offered Securities in proportion to their respective holdings of Subject Securities within the group of Non-Transferring Members, which options shall be exercisable by delivering written notice thereof to the Transferring Member within fifteen (15) business days after delivery of the First Notice.
            If any Non-Transferring Member does not exercise its right of first refusal pursuant to Section 3.1(b)(i) in full or in part, then within three (3) business days after the expiration of the aforesaid fifteen (15) business day period, the Transferring Member shall notify in writing (the "Second Notice") all those Non-Transferring Members who did exercise such rights in full (the "Eligible Members") of the availability of those Offered Securities as to which an option to purchase was not exercised pursuant to Section 3.1(b)(i) (the "Remaining Offered Securities"). The Second Notice shall specify the number of Remaining Offered Securities, the name of each Eligible Member and the number of Subject Securities owned of record by each Eligible Member. Each Eligible Member thereupon shall have the right to exercise an option to acquire, at the price per share and on the terms and conditions set forth in the First Notice, the Remaining Offered Securities in proportion to its holdings of Subject Securities within the group of Eligible Members, which option shall be exercisable by delivering written notice thereof to the Transferring Member within five (5) business days after delivery of the Second Notice.
            If any Eligible Member does not exercise its right of first refusal pursuant to Section 3.1(b)(ii) in full or in part, then within three (3) business days after the expiration of the five (5) business day period set forth in Section 3.1(b)(ii), the Transferring Member shall notify in writing (the "Third Notice") all those Eligible Members who did exercise their first refusal rights pursuant to Section 3.1(b)(ii) in full (the "Remaining Eligible Members") of the continued availability for purchase of Offered Securities as to which no option to purchase was exercised under Section 3.1(b)(ii) (also, for purposes hereof, the "Remaining Offered Securities"). The Third Notice shall specify the number of such Remaining Offered Securities, the name of each Remaining Eligible Member and the number of Subject Securities owned of record by each Remaining Eligible Member. Each Remaining Eligible Member thereupon shall have the right to exercise an option to acquire, at the price per share and on the terms and conditions set forth in the First Notice, the Remaining Offered Securities in proportion to its holdings of Subject Securities within the group of Remaining Eligible Members, which option shall be exercisable by delivering written notice thereof to the Transferring Member within five (5) business days after delivery of the Third Notice.
            If any Remaining Eligible Member does not exercise its right of first refusal pursuant to Section 3.1(b)(iii) in full or in part, then within three (3) business days after the expiration of the five (5) business day period set forth in Section 3.1(b)(iii), the Transferring Member shall notify in writing (the "Fourth Notice") all those Remaining Eligible Members who did exercise their first refusal rights pursuant to Section 3.1(b)(iii) in full (the "Final Remaining Eligible Members") of the continued availability for purchase of Offered Securities as to which no option to purchase was exercised under Section 3.1(b)(iii) (also, for purposes hereof, the "Remaining Offered Securities"). The Fourth Notice shall specify the number of such Remaining Offered Securities, the name of each Final Remaining Eligible Member and the number of Subject Securities owned of record by each such Final Remaining Eligible Member; and shall include a statement that it represents the final notice under Section 3.1(b) and the final opportunity to acquire the Offered Securities under Section 3.1(b). Each such Final Remaining Eligible Member thereupon shall have the right (A) to exercise an option to acquire, at the price per share and on the terms and conditions set forth in the First Notice, such available Remaining Offered Securities in proportion to its respective holdings of Subject Securities within the group of Final Remaining Eligible Members, and (B) if the option under (A) is exercised in full, to include a binding offer (the "Offer") to acquire all Remaining Offered Securities as may continue to be available should any of the Final Remaining Eligible Members fail to exercise in full their first refusal rights pursuant to the Fourth Notice (the "Last Remaining Offered Securities"). The price per share and all other terms and conditions of the acquisition of Offered Securities hereunder, whether pursuant to the exercise of the option or by reason of making the Offer regarding the Last Remaining Offered Securities, shall be as set forth in the First Notice. The said option and Offer each shall be exercisable by delivering written notice thereof to the Transferring Member within ten (10) business days after delivery of the Fourth Notice.
            If there are any Last Remaining Offered Securities and only one (1) Final Remaining Eligible Member delivers an Offer pursuant to Section 3.1(b)(iv), then said Member shall be deemed to have exercised its option to acquire all of the Last Remaining Offered Securities. However, if there are any Last Remaining Offered Securities and more than one (1) Final Remaining Eligible Member delivers an Offer pursuant to Section 3.1(b)(iv), all of the Last Remaining Offered Securities shall be sold to and purchased by said Final Remaining Eligible Members in proportion to their respective holdings of Subject Securities within the group of Final Remaining Eligible Members. In any event, promptly following the expiration of all relevant option periods pursuant to Section 3.1(b) above, the Transferring Member shall notify all of the Non-Transferring Members, in writing, of the results of the aforesaid exercises of options, advising (i) if there are any Offered Securities as to which no such option to purchase was properly exercised, in which event the provisions of Section 3.01(c) shall apply or (ii) if options to purchase all of the Offered Securities were properly exercised, in which case the notice shall set forth the number of Offered Securities to be purchased by each Non-Transferring Member who exercised one or more of the aforesaid options.
            In the event of the exercise of options to purchase all of the Offered Securities pursuant to this Section 3.01(b), including pursuant to an Offer under Section 3.01(b)(v), a closing or closings shall take place at the office of the Company, or at such other place as the parties may agree, within thirty (30) days after the delivery of the notice from the Transferring Member referred to in Section 3.01(b)(v).
          In the event the Non-Transferring Members do not properly exercise the right to acquire all Offered Securities of a Transferring Member pursuant to the right of first refusal provided for in Section 3.1(b), the Transferring Member shall have the right to transfer all or any part of the Offered Securities to a third party who is not a Permitted Transferee (a "Transferee"), subject to the following limitations:
            such transaction shall be at a price per share equal to or higher than that set forth, and on the same or less favorable terms and conditions to the Transferee as those set forth, in the notice from the Transferring Member to the Non-Transferring Members;
            such transaction shall be completed within one hundred eighty (180) days after the expiration of the final option of the Non-Transferring Members pursuant to Section 3.1(b). The term "completed" as used herein shall be deemed to mean the execution of an agreement in accordance with the terms set forth in the preceding subsection (i) and shall include the payment or delivery, as the case may be, of the total purchase price represented by cash, promissory notes or other evidences of indebtedness; and
            the Transferee must agree in writing to hold the Offered Securities subject to all of the terms and provisions of this Agreement, to be bound as a Member pursuant to this Agreement, and to sign a counterpart of this Agreement or such other document as the Members may reasonably require evidencing such agreement, including but not limited to a proxy to the Representatives in the form of Exhibit A hereto.
          Each Member agrees that, during the term of this Agreement, such Member shall not cause or permit any transfer of any Subject Securities owned by it, with the exception of Exempt Shares transferred in accordance with Section 3.1(a), to be effected unless each person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have agreed in writing to hold the Subject Securities being transferred subject to all of the terms and provisions of this Agreement and to be bound as a Member pursuant to this Agreement, and shall have executed a counterpart of this Agreement, or such other document as the Members may reasonably require evidencing such Agreement, including but not limited to a proxy to the Representatives in the form of Exhibit A hereto.
          Transfers to Permitted Transferees shall not be subject to the right of first refusal in favor of the Non-Transferring Members, provided the Permitted Transferee agrees in writing to be subject to the provisions of this Agreement with respect to the Subject Securities being transferred, executes a counterpart of this Agreement, or such other document as the Members may reasonably require evidencing such Agreement, including but not limited to a proxy to the Representatives in the form of Exhibit A hereto.

Section 3.2 Transfer of Voting Rights. Each Member agrees that, during the period from the date of this Agreement through the Expiration Date, except for Exempt Shares actually transferred free from the provisions of this Agreement and except pursuant to or in accordance with this Agreement, such Member shall not (a) deposit into a voting trust any of the Subject Securities owned by such Member or (b) grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities owned by such Member.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Member, severally and not jointly, hereby makes the following representations and warranties:

Section 4.1 Authorization. Such Member has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligations of such Member, enforceable against such Member in accordance with its terms.

Section 4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by such Member does not, and the performance of this Agreement by such Member will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Member or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any contract to which such Member is a party or by which such Member or any of its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement by such Member does not, and the performance of this Agreement by such Member will not, require any consent or approval of any person.

Section 4.3 Title to Securities. As of the date of this Agreement, such Member holds beneficially or of record (free and clear of any encumbrances or restrictions) the number of Subject Securities set forth on Exhibit B, attached hereto.

Section 4.4 Accuracy of Representations. The representations and warranties of such Member contained in this Agreement are accurate in all respects as of the date of this Agreement.

ARTICLE V

ADDITIONAL COVENANTS OF MEMBERS

Section 5.1 Further Assurances. From time to time and without additional consideration, each Member shall (at its sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall (at its sole expense) take such further actions, as may be necessary or appropriate for the purpose of carrying out and furthering the intent of this Agreement.

Section 5.2 Pledge, Hypothecation, Security Interest, and Liens. While this Agreement is in effect, no Member shall pledge or hypothecate, or suffer, permit or allow the creation of any security interest or other lien on, any Subject Securities, and any such pledge, hypothecation, security interest or other lien shall be void and of no effect.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Members in this Agreement shall expire upon the Expiration Date.

Section 6.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) at the following addresses or facsimile numbers:

If to Samgray L.P., to it at: c/o Latzim Family, LLC, General Partner
c/o Andrew R. Milstein
________________
________________

If to Article Sixth Trust to it at: c/o Carol Milstein, Trustee
________________
________________

If to Stephen E. Milstein, to him at: ________________
________________

If to Andrew R. Milstein, to him at: ________________
________________

If to Lazer Milstein, to him at: ________________
________________

or to such other addresses or facsimile numbers as such party shall have specified in a written notice given to the other parties from time to time. A copy of any notice also shall be sent to the Company as follows:

BURLINGTON COAT FACTORYWAREHOUSE CORPORATION
1830 Route 130
Burlington, NJ 08016
Attn: General Counsel

or notice may be sent to the Company via facsimile at (609) 239-9675.

Section 6.3 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any Member and any such attempted or purported assignment or delegation shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Member and its heirs, estate, executors, personal representatives, beneficiaries, general or limited partners and their respective successors and assigns. While any Subject Securities is a "restricted security" as defined by the Act, and the rules and regulations promulgated thereunder, no legend evidencing this Agreement need be placed on certificates representing such Subject Securities, but the parties shall cause the Company to keep a copy of this Agreement on file in the Secretary's office together with notation of the securities subject to this Agreement. If any Subject Securities shall not be a "restricted security" as defined under the Act, and the rules and regulations thereunder, then an appropriate legend evidencing this Agreement shall be placed on the certificates representing such Subject Securities.

Section 6.4 Waiver. No failure on the part of any Member to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Members in exercising any power, right, privilege or remedy under this Agreement, except as provided in Section 3.1 above, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Members shall not be deemed to have waived any claim available to them arising out of this Agreement, or any power, right, privilege or remedy of a Member under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Member; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 6.5 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; and use of the masculine, feminine or neuter genders shall include each other gender as appropriate.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" shall be deemed to be references to Sections hereof unless otherwise indicated.

Section 6.6 Amendment. This Agreement may be amended only by a written instrument executed by all of the parties or their respective successors or assigns.

Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

Section 6.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

Section 6.9 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that any court of the United States located in the State of Delaware or any Delaware state court may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 6.10 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be reasonably requested by another party to consummate the transactions contemplated by this Agreement.

Section 6.11 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party with respect to the subject matter hereof other than those set forth or described herein or made hereunder. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

Section 6.12 Power of Attorney. Each Member shall execute and deliver a power of attorney to the Representatives in the form of Exhibit C attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written.

SAMGRAY, L.P.

By: LATZIM Family, LLC, General Partner

By:/s/ Andrew R. Milstein
 Andrew R. Milstein, Member

and

By:/s/ Stephen R. Milstein
 Stephen E. Milstein, Member

and

By:/s/ Lazer Milstein
 Lazer Milstein, Member

Trust created under Article Sixth of the Will of Henrietta Milstein

By: /s/ Carol Milstein
 Carol Milstein, Trustee

/s/ Andrew R. Milstein
Andrew R. Milstein

/s/ Stephen E. Milstein
Stephen E. Milstein

/s/ Lazer Milstein
Lazer Milstein

EXHIBIT A

IRREVOCABLE PROXY

The undersigned hereby appoints STEPHEN E. MILSTEIN and ANDREW R. MILSTEIN, separately, as the attorneys and proxies of the undersigned, to appear and vote all of the shares of common stock, $1.00 par value per share, of Burlington Coat Factory Warehouse Corporation (the "Company") registered in the name of the undersigned, at any meeting of the Company, and at any adjournments thereof, and to grant proxies to third parties to vote such shares, but only if such proxies contain specific directions as to how to vote on each specific matter. In the event that either Stephen E. Milstein or Andrew R. Milstein should die, suffer Incapacity (as defined in the Voting Agreement dated September 23, 2004 by and among the undersigned and certain other stockholders of the Company), or resign, the undersigned hereby appoints LAZER MILSTEIN as the attorney and proxy of the undersigned to replace the said former attorney and proxy. The undersigned hereby revokes any other proxy heretofore given by the undersigned.

This proxy is an irrevocable proxy coupled with an interest and is being given in connection with the September 23, 2004 Voting Agreement. This proxy shall remain in effect until the Expiration Date, as such term is defined in the Voting Agreement.

Dated: __________, ______

______________________________
Stockholder

EXHIBIT B

SUBJECT SECURITIES

Member	Certificate Number	Number of Shares of Common Stock, $1.00 Par Value Per Share
SAMGRAY, L.P.	B0017XXX B0017XXX B0017XXX	9,683,123 2,100,877 216,000
TRUST CREATED UNDER ARTICLE SIXTH OF THE WILL OF HENRIETTA MILSTEIN	B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX	5,000 359,000 882,372 1,102,965 1,323,558 882,372 500,000 500,000 54,887 1,133,830
Andrew R. Milstein	B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0016XXX B0016XXX B0016XXX B0016XXX B0014XXX B0014XXX B0014XXX B0011XXX B0010XXX	3,251 28,490 3,011 1,288 815 47 60,802 97,467 35,947 164,638 443,095 100,000 458,198 414,337 331,644 294,918 73,454
Stephen E. Milstein	B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0016XXX B0014XXX B0014XXX B0013XXX U0011XXX B0003XXX	3,571 124,638 38,922 37,579 3,363 415,832 441,853 242,381 472,823 315,215 410,139
Lazer Milstein	B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX B0017XXX	35,029 30,000 642,510 10,004 50,000 50,000 50,000 50,000 50,000 50,000 50,000 50,000 50,000 50,000 8,728 312,500 250,000 3,892 11,116 522 60,000 37,600

EXHIBIT C

POWER OF ATTORNEY

The undersigned hereby appoints STEPHEN E. MILSTEIN and ANDREW R. MILSTEIN, separately, as the undersigned's attorney-in-fact and agent, with full power of substitution, for the undersigned in the undersigned's name, place and stead, in any and all capacities, to prepare and sign a Schedule 13D and any and all amendments thereto, and other documents in connection therewith, to be filed with the Securities and Exchange Commission in connection with the Voting Agreement dated September 23, 2004 (the "Voting Agreement"), by and among the undersigned and certain stockholders of Burlington Coat Factory Warehouse Corporation, granting unto each said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully as to all intents and purposes as it might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In the event that either Stephen E. Milstein or Andrew R. Milstein should die, suffer Incapacity (as defined in the Voting Agreement), or resign, the undersigned hereby appoints LAZER MILSTEIN as the attorney-in-fact and agent of the undersigned to replace the said former attorney-in-fact and agent.

This Power-of-Attorney shall remain in effect until the Expiration Date, as such term is defined in the Voting Agreement.

Dated: __________, ______

______________________________
Stockholder